Exhibit 99.1

ALANI NUTRITION LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

And Report of Independent Auditor

Cherry Bekaert LLP
Your Guide Forward

ALANI NUTRITION LLC AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS As of and for the Years Ended December 31, 2024 and 2023 And Report of Independent Auditor

ALANI NUTRITION LLC AND SUBSIDIARY

TABLE OF CONTENTS

REPORT OF INDEPENDENT AUDITOR	1-2

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets	3
Consolidated Statements of Income and Comprehensive Income	4
Consolidated Statements of Members’ Equity (Deficit)	5
Consolidated Statements of Cash Flows	6
Notes to the Consolidated Financial Statements	7-16

Report of Independent Auditor

To the Members

Alani Nutrition LLC and Subsidiary

Jeffersonville, Indiana

Opinion

We have audited the accompanying consolidated financial statements of Alani Nutrition LLC and Subsidiary (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income and comprehensive income, members’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alani Nutrition LLC and Subsidiary as of December 31, 2024 and 2023, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

1

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audits.

Jeffersonville, Indiana
March 12, 2025

ALANI NUTRITION LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2024 AND 2023

	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$12,054,836	$1,754,324
Accounts receivable, net	40,094,276	28,612,259
Inventories, net	59,461,244	101,419,813
Due from related parties	28,467,571	1,992,443
Prepaid expenses and other current assets	4,396,947	4,341,978

Total Current Assets	144,474,874	138,120,817
Property and Equipment, Net	10,005,090	10,818,862
Other Assets:
Other noncurrent assets	521,271	1,201,131
Operating lease right-of-use asset	217,978	2,199,655

Total Assets	$155,219,213	$152,340,465

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$34,168,258	$42,002,208
Deferred revenue (Note 2)	7,438,532	6,095,540
Due to related parties	1,152,327	4,845,429
Accrued expenses and other current liabilities	27,561,168	19,773,449
Line of credit	10,300,116	20,300,116
Long-term debt, current portion	12,101,000	12,500,000
Current operating lease liability	198,263	590,257

Total Current Liabilities	92,919,664	106,106,999

Noncurrent Liabilities:
Noncurrent deferred revenue (Note 2)	11,606,012	10,980,167
Noncurrent debt, less current portion	24,972,973	34,970,543
Noncurrent operating lease liability	12,455	1,683,131

Total Noncurrent Liabilities	36,591,440	47,633,841

Total Liabilities	129,511,104	153,740,840

Members’ Equity (Deficit):
Members’ equity (deficit)	25,710,025	(1,399,640)
Accumulated other comprehensive loss	(1,916)	(735)

Members’ Equity (Deficit)	25,708,109	(1,400,375)

Total Liabilities and Members’ Equity (Deficit)	$155,219,213	$152,340,465

The accompanying notes to the consolidated financial statements are an integral part of these statements.

ALANI NUTRITION LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
Product sales	$597,602,474	$407,087,887
Distributor buyout income	7,781,500	5,478,856

Net Sales	605,383,974	412,566,743

Cost of sales	354,026,900	247,429,047

Gross Profit	251,357,074	165,137,696

Operating Expenses:
Management services	73,776,735	26,922,442
Administrative and general	55,274,177	49,790,388
Advertising and promotion	39,634,212	36,771,507
Distributor termination expense	10,692,219	4,873,288

Total Operating Expenses	179,377,343	118,357,625

Income from Operations	71,979,731	46,780,071

Other Income (Expense):
Other (expense) income, net	(190,708)	813,058
Interest expense	(4,881,882)	(3,972,863)

Other Expense, Net	(5,072,590)	(3,159,805)

Income Before Income Taxes	66,907,141	43,620,266
Provision for income taxes	2,863,554	1,925,105

Net Income	64,043,587	41,695,161
Other Comprehensive Loss:
Foreign currency translation adjustment	(1,181)	(735)

Total Comprehensive Income	$64,042,406	$41,694,426

The accompanying notes to the consolidated financial statements are an integral part of these statements.

ALANI NUTRITION LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2024 AND 2023

	Members’ Equity (Deficit)	Accumulated Other Comprehensive Loss	Total Members’ Equity (Deficit)
Balance at January 1, 2023	$28,866,387	$—	$28,866,387
Net income	41,695,161	—	41,695,161
Foreign currency translation adjustment	—	(735)	(735)
Distributions	(71,961,188)	—	(71,961,188)

Balance at December 31, 2023	(1,399,640)	(735)	(1,400,375)
Net income	64,042,406	—	64,042,406
Foreign currency translation adjustment	—	(1,181)	(1,181)
Distributions	(36,932,741)	—	(36,932,741)

Balance at December 31, 2024	$25,710,025	$(1,916)	$25,708,109

The accompanying notes to the consolidated financial statements are an integral part of these statements.

ALANI NUTRITION LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
Cash flows from operating activities:
Net income	$64,042,406	$41,695,161
Adjustments to reconcile net income to net
cash flows from operating activities:
Depreciation	5,558,934	3,176,421
Amortization of debt issuance costs	2,430	—
Provision for credit losses	4,268,499	2,873,269
Provision for customer credits	11,601,684	1,944,065
Provision for slow-moving and obsolete inventory	(3,431,980)	1,859,674
Noncash lease (benefit) provision expense	(80,993)	52,785
Loss on disposal of fixed assets	18,117	—
Changes in:
Accounts receivable	(27,352,200)	(13,966,352)
Inventories	45,390,549	(30,473,020)
Prepaid expenses and other current assets	(54,969)	(2,260,995)
Other noncurrent assets	679,860	(1,201,131)
Accounts payable	(7,833,950)	19,993,283
Accrued expenses and other current liabilities	7,787,719	12,471,164
Deferred revenue	1,968,837	1,698,643
Due from related parties, net	(6,668,230)	(3,194,157)

Net cash flows from operating activities	95,896,713	34,668,810

Cash flows from investing activities:
Proceeds from sale of property and equipment	17,781	—
Purchases of property and equipment	(4,781,060)	(10,507,063)

Net cash flows from investing activities	(4,763,279)	(10,507,063)

Cash flows from financing activities:
Net payments on lines of credit	(10,000,000)	(700,000)
Payments on long-term debt	(16,702,000)	(2,529,457)
Proceeds from long-term debt	6,303,000	50,000,000
Due from related parties, net	(23,500,000)	—
Distributions paid	(36,932,741)	(71,961,188)

Net cash flows from financing activities	(80,831,741)	(25,190,645)

Increase (decrease) in cash and cash equivalents	10,301,693	(1,028,898)
Net effect of exchange rate changes	(1,181)	(735)
Cash and cash equivalents, beginning of year	1,754,324	2,783,957

Cash and cash equivalents, end of year	$12,054,836	$1,754,324

Supplemental disclosures of cash paid for:
Interest	$4,912,458	$3,975,942

Income taxes	$2,863,554	$1,099,014

The accompanying notes to the consolidated financial statements are an integral part of these statements.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 1—Nature of organization and operations

Alani Nutrition LLC (“Alani”) and its wholly-owned subsidiary Alani Nutrition UK Ltd (“Alani UK”)

(collectively, the “Company”) distributes premium brand supplement and beverage products, offering a wide range of sports nutrition and health and beauty supplements primarily in the United States, Canada, and the United Kingdom.

Note 2—Summary of significant accounting policies

Basis of Accounting – The consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Accounting Standard Codification (“ASC”) as produced by the Financial Accounting Standards Board (“FASB”) is the sole source of authoritative U.S. GAAP.

Use of Estimates – The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation – Alani consolidates its wholly-owned subsidiary and eliminates all significant intercompany transactions from its financial results.

The Company also holds variable interests in a related party company and its subsidiaries that are considered variable interest entities (“VIE”) in accordance with U.S. GAAP. The Company evaluated whether it is the primary beneficiary of the related party VIEs to determine if consolidation is required and concluded the Company was not the primary beneficiary and, therefore, the Company did not consolidate the VIEs (see Notes 11 and 12 for further details on related party transactions and variable interest entities, respectively.)

Limited Liability Company – Since the Company is organized as a limited liability company, no member, manager, agent, or employee of the Company shall be personally liable for the debts, obligations, or liabilities of the Company whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, director, manager, agent, or employee of the Company, unless the individual has signed a specific personal guarantee. The duration of this entity is perpetual based upon its operating agreement.

Cash and Cash Equivalents – The Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents on deposit with financial institutions in the United States and the United Kingdom. Amounts in the United States are insured by the Federal Deposit Insurance Corporation for up to $250,000, amounts in Canada are insured by the Canadian Deposit Insurance Corporation for up to $100,000, and amounts in the United Kingdom are insured by the Financial Services Compensation Scheme for up to £85,000. The Company’s cash balances at times exceeded these insured limits. As of December 31, 2024 and 2023, the Company had approximately $11,450,819 and $1,700,000 in excess of these limits, respectively, as translated from local currencies to the Company’s reporting currency of U.S. dollars. The Company has not experienced any loss in such accounts.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 2—Summary of significant accounting policies (continued)

Accounts Receivable – Sales are made generally on an unsecured basis. Consequently, management reviews outstanding receivables and provides an allowance for credit losses for those accounts, based on historical experience, current economic conditions that may affect the customer’s ability to pay, and a review of the current status of existing receivables, that are expected to become uncollectible. The allowance for credit losses is an amount that management believes will be adequate to absorb possible losses. Amounts are charged against the allowance when management determines that collectability is remote. The Company provided an allowance for credit losses of $5,147,731 and $1,877,286 at December 31, 2024 and 2023, respectively. Accounts receivables are presented net of billbacks for customers that are allowed the right to net settle. The Company also provided allowances for discounts, rebates, invasion fees, and other customer credits of $17,343,612 and $5,539,400 at December 31, 2024 and 2023, respectively. Accounts receivable at January 1, 2023 was $19,463,241.

Inventories – Inventories consist primarily of nutrition, workout supplement, and beverage products and related raw materials in various stages of production. The Company contracts with multiple third-party manufacturers for all or certain parts of the various product manufacturing depending on the product. Raw materials and work-in-process are typically held by the third-party manufacturers to be used in the production of the finished goods for the Company. Inventories are stated at the lower of cost (determined by weighted average costing) and net realizable value (see Note 4).

The Company has established an allowance for slow moving and obsolete inventory, which is netted against the value of the inventory. The allowance is based upon recent inventory activity and projections of future sales by product. The inventory reserve was $4,390,585 and $7,822,565 at December 31, 2024 and 2023, respectively.

Property and Equipment – Property and equipment are stated at cost less accumulated depreciation. Property and equipment primarily includes merchandising equipment, vehicles, office equipment, and IT equipment. Maintenance and repairs are charged to expense as incurred; material renewals or betterments are capitalized. Gain or loss on retirements or disposition of assets is credited or charged to operations, and respective costs and accumulated depreciation are eliminated from the accounts.

Depreciation is recognized based on the estimated useful lives of the assets using the straight-line method. The estimated useful life of property and equipment ranges from three to five years. Depreciation expense for the years ended December 31, 2024 and 2023 was $5,558,934 and $3,176,421, respectively.

The Company periodically reviews the carrying values of property and equipment for impairment whenever adverse events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A deterioration in the Company’s underlying assumptions regarding the impact of competitive operating conditions, macroeconomic conditions, or other factors used to estimate the future performance of any of its reporting units or assets can result in an impairment.

Revenue Recognition – The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers. The Company’s revenue is primarily generated from contracts with customers, which typically consist of purchase orders with retailers, distributors, and direct e-commerce sales. Revenue is recognized when performance obligations under the terms of the contracts with the Company’s customers are satisfied. The Company receives payments from distributors in new territories. Amounts received pursuant to these new distribution agreements are accounted for as deferred revenue and recognized ratably over the anticipated life of the respective new distribution agreements.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 2—Summary of significant accounting policies (continued)

The Company’s products are sold for cash or on credit terms. The Company’s credit terms, which are established in accordance with local and industry practices, typically require payment within 30 days of delivery. The Company accounts for each delivery order of products as a separate performance obligation. Revenue is recognized when the performance obligation is satisfied, which typically occurs at the point in time when control of the product transfers to the customer.

Product sales are recorded net of variable consideration, such as provisions for returns, discounts and allowances. Such provisions are calculated using historical averages and adjusted for any expected changes due to current business conditions. In the normal course of business, consideration is paid to customers for cooperative advertising initiatives (slotting and product placement). The Company evaluates the nature of each transaction and recognizes the amount paid as a reduction of revenue except to the extent that there is a distinct good or service provided, in which case the expense is recorded as an advertising and promotional expense. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

The Company believes that adequate provision has been made for discounts, rebates, and returns based on the Company’s historical experience.

The Company accounts for delivery transportation as costs required to fulfill the promise to transfer goods to the customer, not a separate performance obligation, and recognizes these costs as a cost of sales expense in the period when revenue for the related performance obligation is recognized.

Foreign Currency – The accounts of Alani UK are measured using the local currency of their operations in the United Kingdom, British Pound Sterling, as the functional currency. Non-monetary items, such as, equity and fixed assets, are translated into U.S. dollars at historical exchange rates. Monetary assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the period end. Income and expense items are translated at average exchange rates for the period. Cumulative translation loss has been included as a component of accumulated other comprehensive loss as of December 31, 2024 and 2023, in accordance with U.S. GAAP. In addition to the translation loss included in accumulated other comprehensive loss, foreign currency transaction gains and losses due to timing of cash payments and denomination of transactions between foreign countries and the United States have been recorded in the consolidated statements of income and comprehensive income in accordance with U.S. GAAP and are immaterial to the consolidated financial statements for the years ended December 31, 2024 and 2023. Additionally, all such activity between Alani and Alani UK is eliminated in the consolidated financial statements.

Deferred Revenue – The Company receives payments from distributors in new territories (see Note 11). Amounts received pursuant to these new distribution agreements are accounted for as deferred revenue and recognized ratably over the anticipated life of the respective distribution agreements. During 2024 and 2023, the Company generated $9,666,215 and $7,025,091, respectively, of cash receipts from these agreements with independent distributors, $7,781,500 and $5,478,856 of which was recognized as buyout income during the years ended December 31, 2024 and 2023, respectively, in the accompanying consolidated statements of income and comprehensive income. The remaining $6,670,384 and $5,411,513 are recorded in current deferred revenue and $11,606,012 and $10,980,167 are recorded in noncurrent deferred revenue on the accompanying consolidated balance sheets at December 31, 2024 and 2023, respectively.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 2—Summary of significant accounting policies (continued)

In addition to the above, the Company records deferred revenue when payments are received in advance of completion of its performance obligations. In the normal course of business, deferred revenue generally relates to prepayments of packaged goods and gift cards generated through its e-commerce portals that have been ordered and paid for, but not delivered prior to the year ended. Additionally, the Company operates a loyalty program in which customers may earn rewards points with their purchases that may be redeemed for discounted goods. The Company records deferred revenue related to loyalty program based on its estimated expectation of future redemptions of points compared to total points earned. Total deferred revenue not related to distributor rights fees as of December 31, 2024 and 2023, was $768,148 and $684,027, respectively.

Distributor Termination Expenses – Termination charges are included in distributor termination expenses upon termination of distribution agreements. The Company recognized distributor termination fees of $10,692,219 and $4,873,288 for the years ended December 31, 2024 and 2023, respectively, which are included in operating expenses in the accompanying consolidated statements of income and comprehensive income. There were no accrued distributor termination fees for the year ended December 31, 2024. There were $2,315,666 in accrued distributor termination fees reflected in accrued expenses and other current liabilities at December 31, 2023.

Shipping and Handling Fees and Costs – The Company classifies shipping and handling amounts billed to customers as sales and the related costs, as costs of sales in the accompanying statements of income and comprehensive income. Shipping and handling costs for freight expense on goods shipped for the years ended December 31, 2024 and 2023 totaled $64,321,837, and $45,459,045, respectively.

Advertising Costs – Advertising and promotion costs are expensed as incurred.

Sales and Use Taxes – The Company collects and remits various state sales and use taxes on sales. State sales and use taxes are presented net in sales in the accompanying statements of income and comprehensive income.

Comprehensive Income – Comprehensive income includes foreign currency translation adjustments.

Income Taxes – The Company, with the consent of its members, elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under those provisions, taxable income is reported on the federal income tax returns of the individual members. Accordingly, the Company does not pay federal income taxes and no provision has been made for federal income taxes in the accompanying consolidated financial statements. However, the Company is subject to, and has recorded, certain state and local income taxes paid at the entity level.

U.S. GAAP defines tax positions applicable to pass-through entities, such as, S corporations and partnerships, and only requires income taxes attributed to the reporting entity and not the individual owners to be considered tax positions. The Company recognizes uncertain tax positions using the more likely than not approach as defined in the ASC. No liability for uncertain tax positions has been recorded in the accompanying consolidated financial statements as of December 31, 2024 and 2023. There were no changes in the liability for uncertain tax positions during the years ended December 31, 2024 and 2023, and there are no tax positions for which it is reasonably possible that the total estimate of liability for uncertain tax positions will significantly increase or decrease within the next twelve months. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, in operating expenses.

Tax expense and related deferred tax assets and liabilities related to Alani UK are de minimis.

Related Party Accounting – The Company conducts business with related parties through common ownership. See Note 11 for further detail on the related party transactions and balances as of and for the years ended December 31, 2024 and 2023.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 2—Summary of significant accounting policies (continued)

Leases – At the inception of any contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right through exclusivity to substantially all the economic benefit from the use of the asset throughout the term, (3) whether the Company has the right to direct the use of the asset by making decisions about how and for what purpose the asset will be used, and (4) if the lessor has substantive substitution rights. At inception of a lease, the Company allocates the consideration in the contract to each lease and non-lease component based on the component’s relative stand-alone price to determine the lease payments. Lease and non-lease components are accounted for separately. This evaluation may require significant judgment.

Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses a risk-free rate based on the information available at commencement date in determining the present value of lease payments. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company has elected to apply the short-term lease exemption to all of the classes of underlying assets.

Subsequent Events – Subsequent events for the Company have been considered through March 12, 2025, which represents the date the consolidated financial statements were available to be issued.

Reclassifications – Certain reclassifications have been made to the 2023 consolidated financial statements to conform to 2024 presentation. Net sales has been disaggregated to show product sales and distributor buyout income on the consolidated statement of income and comprehensive income. This reclassification had no effect on previously reported consolidated results of operations or equity.

Note 3—Call option

During 2024, the Company entered into a Call Option Agreement (the “Option Agreement”) with, among other parties, various trusts affiliated with two of its founders (the “Trust Members”) pursuant to which the Company was granted a call option (the “Call Option”) that enables it to repurchase 50% of the membership interests of the Company from the Trust Members for a defined exercise price in the Option Agreement. The grant of the Call Option required an initial $495,000 payment to the Trust Members. The underlying in the Option Agreement is the price of the security and the notional amount is the 50% of the Company’s membership interests owned by the Trust Members.

In accordance with U.S. GAAP, the Company has presented the Call Option as an asset recorded at fair value in prepaid expenses and other current assets on its consolidated balance sheet. The Company determined that exercising the Call Option was not probable at December 31, 2024; therefore, no change to the Call Option’s original carrying value of $495,000 will occur unless the option is probable to be exercised, is exercised, or expires.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 3—Call option (continued)

The Company’s right to exercise the Call Option terminates on February 28, 2025; provided that in the event that a definitive agreement to sell a majority of the membership interests of the Company has been duly executed and delivered by the parties thereto in accordance with the Option Agreement prior to such time, the Call Option expiration date shall not be deemed to have occurred unless and until such definitive Company sale agreement is terminated in accordance with its terms. See Note 13.

Note 4—Inventories

At December 31, 2024 and 2023 inventories consisted of the following:

	2024	2023
Raw materials	$10,312,687	$13,598,687
Work in process	4,451,028	2,137,898
Finished goods	49,088,114	93,505,793
Allowance for slow moving and obsolete inventory	(4,390,585)	(7,822,565)

Inventories, net	$59,461,244	$101,419,813

Note 5—Property and equipment

Property and equipment consist of the following at December 31, 2024 and 2023:

	Estimated Useful Life (In Years)		2024	2023
IT equipment	5		$1,442,896	$1,049,236
Office equipment	5		717,334	659,142
Merchandising equipment	3		16,821,800	11,934,475
Leashold improvements	5	(*)	31,543	180,079
Vehicles and warehouse equipment	5		470,052	1,128,304

			19,483,625	14,951,236
Less accumulated depreciation			(9,478,535)	(4,132,374)

			$10,005,090	$10,818,862

(*)	Or remaining lease term, if less

Note 6—Line of credit

The Company has a line of credit agreement with a bank with a maximum borrowing amount of $25,000,000 which matures on August 29, 2025. Outstanding amounts on the line of credit totaled $10,300,116 and $20,300,116 at December 31, 2024 and 2023, respectively. Borrowings under the line of credit bear interest at the daily Secured Overnight Financing Rate (“SOFR”) plus 2.25% (6.74% at December 31, 2024). Unutilized amounts are assessed a 0.15% non-usage fee. The line of credit is secured by all assets of the Company. The line of credit is subject to specific restrictive financial covenants.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 7—Long-term debt

Long-term debt at December 31, 2024 and 2023 consists of the following:

	2024	2023
Note payable to a bank in quarterly installments of $2,500,000 plus interest at the daily SOFR rate (6.74% at December 31, 2024); matures in May 2028; secured by substantially all assets of the Company.	$35,000,000	$47,500,000
Note payable to bank in quarterly installments of $1,050,500 plus interest at daily SOFR rate (6.74% at December 31, 2024); matures June 2025; secured by substantially all assets of the Company.	2,101,000	—

Total long-term debt	37,101,000	47,500,000
Less unamortized debt issuance costs	27,027	29,457
Less current portion	12,101,000	12,500,000

Long-term debt, less current portion	$24,972,973	$34,970,543

Scheduled maturities of long-term debt as of December 31, 2024 are as follows:

2025	$12,101,000
2026	10,000,000
2027	10,000,000
2028	5,000,000

$37,101,000

Note 8—Commitments and contingencies

From time to time, the Company is involved in various claims and legal actions arising from the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material, adverse effect on the Company’s financial position, results of operations, or liquidity.

The Company has entered into purchase agreements for the procurement of raw materials and inventory items necessary for production. These commitments totaling $15,572,000 are scheduled for delivery through December 2026.

Note 9—Concentrations

Major Customers Concentration – Due to the nature of the Company’s business, the major customers will vary between years.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 9—Concentrations (continued)

One customer comprised approximately 10% of the accounts receivable balance at December 31, 2024, and this customer comprised approximately 11% of total revenues for the year then ended.

Two customers comprised approximately 26% of the accounts receivable balance at December 31, 2023, and these two customers comprised approximately 17% of total revenues for the year then ended.

Major Vendors Concentration – Two vendors (one who is a related party through common ownership, see Note 11) comprised approximately 28% and 15% of vendor purchases for the years ended December 31, 2024 and 2023, respectively.

Note 10—Leases

The Company leases warehouse and office space under noncancelable operating leases that expire at various times through 2026.

The components of lease expense were as follows:

Year Ended December 31,	2024	2023
Operating lease cost	$949,450	$877,443

Total lease cost	$949,450	$891,843

The short-term lease cost for the years ended December 31, 2024 and 2023 are immaterial to the consolidated financial statements.

Other information related to leases was as follows:

Year Ended December 31,	2024	2023
Cash paid for amounts included in the measurement of lease liabilities Operating cash flows from operating leases	$1,030,443	$824,658
Right-of-use assets obtained in exchange for lease obligations Operating leases	$—	$2,585,065
Right-of-use assets modified/written down during the year Operating leases	$2,696,321	$699,783
Weighted average remaining lease term Operating leases (in years)	0.89	4.16
Weighted average discount rate Operating leases	4.28%	4.61%

Future minimum rental payments under noncancelable leases as of December 31, 2024 and 2023 are immaterial to the consolidated financial statements:

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 11—Related party transactions

The Company conducts business with a related party through common ownership that distributes the Company’s products in certain regions of the country and internationally. During the years ended December 31, 2024 and 2023, the Company sold products to this related party distributor totaling approximately $11,400,000 and $5,500,000, respectively. The accounts receivable balances due from this related party for product sales are approximately $3,100,000 and $2,000,000 at December 31, 2024 and 2023, respectively. Amounts receivable from this related party for certain advances due within twelve months are approximately $23,500,000 and $-0- at December 31, 2024 and 2023, respectively.

During 2023, the Company entered into new distribution agreements relating to the sale and distribution of certain beverage products with independent distributors. In order to enter these distributor agreements, the Company terminated agreements with the related party distributor in certain locations without cause and in accordance with the related distributor agreements was required to pay approximately $4,900,000 during 2023, which are included in distributor buyout expenses in the consolidated statement of income and comprehensive income. The Company had no such terminations with the related party in 2024.

The Company also has a management services agreement with the related party in the United States whereby the related party provides substantially all management services for the Company, including raw materials procurement and engaging with vendors, employees, and lessors in the execution of the business activities of the Company. Total management services costs were approximately $76,000,000 and $28,000,000 for the years ended December 31, 2024 and 2023, respectively, and are included in management services and cost of sales in the consolidated statements of income and comprehensive income. Total procurement charges were approximately $59,000,000 and $44,000,000 for the years ended December 31, 2024 and 2023, respectively, and are included in cost of sales in the consolidated statements of income and comprehensive income. Amounts due to the related party were approximately $700,000 and $4,800,000 at December 31, 2024 and 2023, respectively.

Outstanding balances due to other related parties total $500,000 and $-0- at December 21, 2024 and 2023, respectively. Outstanding balances due from other related parties total $1,800,000 and $-0- at December 31, 2024 and 2023, respectively.

See Note 10 for disclosure of a related party lease.

Note 12—Variable interest entity

The Company has determined it holds variable interests in a related party company and its subsidiaries, as discussed further in Note 11, and has concluded that the related party is a VIE as defined by U.S. GAAP. Therefore, the Company evaluated whether it was the primary beneficiary of the VIE to determine if consolidation was required.

As discussed further in Note 11, the related party VIE operates as a regional distributor and management services provider for the Company and other related party brand companies. The Company’s variable interests in the related party VIE primarily relate to the contractually obligated markups on eligible management services costs provided by the related party VIE and the exclusive distribution of the Company’s products by the related party VIE in certain U.S. markets. The Company’s maximum exposure to loss due to involvement with the VIE cannot be quantified but would be determined via the same agreements governing these transactions. The maximum exposure would result from the VIE incurring excessive eligible costs for management services that are paid by the Company in accordance with the management services contract. However, both the Company and the VIEs can voluntarily exit the agreements at will through mutual termination clauses to avoid an unreasonable amount of exposure to losses. Creditors of the related party VIE do not have recourse against the general credit of the Company.

ALANI NUTRITION LLC AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 12—Variable interest entity (continued)

As defined by U.S. GAAP, the primary beneficiary of a VIE has both 1) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE and 2) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. Although the terms of the contractual arrangements with the related party resulted in the Company holding variable interests in the related party VIE, they do not empower the Company to direct the activities of the related party VIE that most significantly impact the VIE’s economic performance; therefore, it was concluded that the Company is not the primary beneficiary of the related party VIE and does not require consolidation of the related party VIE for financial reporting purposes under U.S. GAAP.

Note 13—Subsequent events

The Company has evaluated subsequent events through March 12, 2025, which is the date the consolidated financial statements are available to be issued.

On February 20, 2025, the Company entered into a definitive, binding agreement for the sale of 100% of its membership interests to an unrelated party. This transaction is currently expected to close in April 2025, subject to customary closing conditions and regulatory approvals.

On February 28, 2025, the expiration date of the Company’s Call Option to repurchase 50% of its outstanding membership interests, as disclosed in Note 3, was extended and the expiration date shall not be deemed to occur unless the definitive, binding Company sale agreement is terminated in accordance with its terms. The Company intends to exercise the call option in conjunction with, and immediately following, the closing of the

Company sale transaction as discussed above. There is no impact on the Company’s financial position or results from operations as of and for the year ended December 31, 2024 as a result of these transactions.

No other material subsequent events have occurred that require disclosure.